                                                                    EXHIBIT 99.1


                           APPROVED BY:    Peter J. Solomon
                                           Chairman of the Board

                                           Jack Gallagher
                                           President and Chief Executive Officer

                               CONTACT:    Catherine D'Amico
                                           Senior Vice President - Finance
                                           Chief Financial Officer
                                           (716) 647-6400

                                           Investor Relations:
                                           Betsy Brod/Jonathan Schaffer
                                           Media Contact:
                                           Merridith Ingram/Eileen King
                                           Morgen-Walke Associates, Inc.
FOR IMMEDIATE RELEASE                      (212) 850-5600
---------------------

                    MONRO MUFFLER BRAKE APPOINTS ROBERT GROSS
                    AS PRESIDENT AND CHIEF EXECUTIVE OFFICER

         ROCHESTER, N.Y. - DECEMBER 2, 1998 - MONRO MUFFLER BRAKE, INC. (NASDAQ:MNRO) announced today that Robert Gross has been appointed as President and Chief Executive Officer, effective immediately, and will begin full-time responsibilities on January 1, 1999. He replaces Jack Gallagher who returned as interim President and Chief Executive Officer earlier this year.

         Mr. Gross, 40, joins Monro Muffler Brake from Tops Appliance City, Inc. (Nasdaq:TOPS), a retailer of home appliances and consumer electronics, where he served as Chairman and Chief Executive Officer since 1995. Prior to that, he spent four years in various senior executive positions, including President and Chief Operating Officer, at Eye Care Centers of America, Inc., formerly a specialty retail business of Sears, Roebuck & Co. (NYSE:S). Mr. Gross is a Certified Public Accountant and holds an M.B.A. in Accounting and a B.S. in Finance from the State University of New York at Buffalo.

         Mr. Gross has extensive experience in building and managing retail businesses with multiple and disparate locations. In his two previous positions, Mr. Gross implemented aggressive growth strategies based on the leveraging of brand equity, building of critical mass in existing markets and penetration of target markets, and the streamlining of operating efficiencies. His efforts resulted in steadily improving comparable store sales and enhanced profitability.

                                     -MORE-

MONRO MUFFLER BRAKE, INC. APPOINTS ROBERT GROSS AS PRESIDENT AND CEO      PAGE 2

         Peter J. Solomon, Chairman of Monro, commented, "We are very excited that Rob Gross will join us as the new leader of the Company. Rob's successful operational background and reputation for invigorating retail businesses will work to further develop Monro's position as a leader in our industry as we integrate the 189 Speedy U.S.A. locations acquired in September. Throughout his career, he has provided vision and leadership along with strong bottom-line skills. I believe Rob will be very impressed by the high caliber of the Company's professionals at both the managerial and store levels. I would also like to sincerely thank Jack Gallagher for his most recent contribution to the Company."

         Mr. Gross commented, "I am looking forward to joining Monro as the Company is currently in an exciting phase of its development. This is an excellent opportunity for me to build upon a company with a strong foundation and superior brand recognition, and I am excited to work with the employees of Monro to realize the Company's full potential. I am particularly looking forward to successfully completing the integration of the acquired Speedy U.S.A. locations, leveraging and enhancing the operations of the Company's growing store base, and further expanding the Company's operations."

         Monro Muffler Brake operates a chain of stores providing automotive undercar repair services in the United States. The Company currently operates 530 stores and has 14 dealer locations in New York, Pennsylvania, Ohio, Connecticut, Massachusetts, West Virginia, Virginia, Maryland, Vermont, New Hampshire, New Jersey, North Carolina, South Carolina, Indiana, Rhode Island, Delaware and Michigan. Monro's stores provide a full range of services for exhaust systems, brake systems, steering and suspension systems and many vehicle maintenance services.

         Certain statements made above may be forward-looking and are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve uncertainties which may cause the Company's actual results in future periods to differ materially from those expressed. These uncertainties include, but are not necessarily limited to, uncertainties affecting retail generally (such as consumer confidence and demand for auto repair); risks relating to leverage and debt service (including sensitivity to fluctuations in interest rates); dependence on, and competition within, the primary markets in which the Company's stores are located; the need for, and costs associated with, store renovations and other capital expenditures; and the risks described from time to time in the Company's SEC reports which include the report on Form 10K for the fiscal year ended March 31, 1998.

                                      # # #